Exhibit 21.1

Subsidiaries of Mid-America Apartment Communities, Inc.

America First Austin REIT Inc.

America First Florida REIT Inc.

America First South Carolina REIT Inc.

America First Tennessee REIT Inc.

America First Texas REIT Inc.

BRE/MAAC Associates LLC

BRE/MAAC Cedar Mill LLC

BRE/MAAC Hamilton Pointe LLC

BRE/MAAC Hidden Creek LLC

BRE/MAAC Lakeshore Landing LLC

BRE/MAAC Northwood Place LP

BRE/MAAC South Park LLC

BRE/MAAC Towne Crossing LP

BRE/MAAC Walden Run LLC

BRE/MAAC Woods LP

BRE/MAAC Woodstream LLC

Eastview Apartments—MAAC, LP

Green Oaks LLC

Green Oaks Partners Limited Partnership

Hidden Lake Phase I, LP

MAAC of Duval LP

MAACH Holdings LLC

MAACH Holdings II LLC

MAACOD

MAC II of Delaware, Inc.

MAC of Delaware Inc.

MAC of Huntington Chase LLC

Mid America Apartments LP

Mid America Apartments of Duval LP

Mid America Apartments of Little Rock LP

Mid America Apartments Savannah

Mid America Apartments of Stassney Woods LP

Mid America Apartments of Texas LP

Mid-America CH Realty LP

Mid-America CH Realty II LP

Mid America Holdings LLC

Mid America Runaway Bay LP

Mid America Travis Station LP

Monthaven Management, Inc.

Monthaven Park, LLC

Northwood Place GP, LLC

Open Arms Foundation

Paddock Club Florence LP

Paddock Club Jacksonville Phase II, LP

Paddock Club Jacksonville, LP

Paddock Club Lakeland, LP

Park Walk Apartments, LP

Preston Hills, LLC

River Trace Apartments Phase II, LP

The Preserve at Arbor Lakes, LLC

The Vistas Apartments, LP

Timber Glan LP

Timber Manager LLC

Towne Crossing GP, LLC

Whispering Pines Phase II, LP

Woodridge Apartment Joint Venture

Woods GP, LLC

Woods of Post House LP